Exhibit 10.2

FIRST AMENDMENT TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT

FIRST AMENDMENT TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT, dated as of August 31, 2009 (this “First Amendment”), among COOPER-STANDARD HOLDINGS INC., a Delaware corporation (“Holdings”), COOPER-STANDARD AUTOMOTIVE INC., an Ohio corporation (the “U.S. Borrower”), COOPER-STANDARD AUTOMOTIVE CANADA LIMITED, a corporation organized under the laws of Ontario (the “Canadian Borrower” and together with the U.S. Borrower, the “Borrowers” and each a “Borrower”), various LENDERS party to the DIP Credit Agreement referred to below, and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as Administrative Agent (in such capacity, the “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein shall have the respective meaning provided to such terms in the DIP Credit Agreement.

W I T N E S S E T H :

WHEREAS, Holdings, the U.S. Borrower and the Canadian Borrower (collectively, the “DIP Credit Agreement Parties”), various Lenders, the Administrative Agent and certain other Agents have entered into a Debtor-In-Possession Credit Agreement, dated as of August 5, 2009 (as amended, modified and/or supplemented to, but not including, the date hereof, the “DIP Credit Agreement”);

WHEREAS, Holdings, the U.S. Borrower, U.S. Finco and each U.S. Subsidiary of the U.S. Borrower (collectively, the “U.S. Debtors”) have filed voluntary petitions with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) initiating their respective cases under Chapter 11 of the Bankruptcy Code (the cases of Holdings, the U.S. Borrower and the U.S. Subsidiaries of the U.S. Borrower, each a “U.S. Case” and collectively, the “U.S. Cases”) and shall continue in the possession of their assets and in the management of their business pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, the Canadian Borrower has commenced proceedings (the “Canadian Case”; together with the U.S. Cases, the “Cases”) in the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”) pursuant to Canada’s Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36 (the “CCAA”);

WHEREAS, none of Foreign Subsidiaries of the U.S. Borrower (other than the Canadian Debtor) is or shall be debtors-in-possession in the Cases;

WHEREAS, the DIP Credit Agreement Parties have requested that the Lenders agree to amend the DIP Credit Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the DIP Credit Agreement Parties, and the Lenders hereby agree as follows:

ARTICLE 1

Amendments

Section 1.01 The definition of “Global Subsidiary Guarantor” appearing in Section 1 of the DIP Credit Agreement is hereby amended to read in its entirety as follows:

“Global Subsidiaries Guarantor” shall mean each U.S. Subsidiary Guarantor, Wholly-Owned Mexican Subsidiary, Brazilian Subsidiary and Dutch Subsidiary which executes and delivers a Global Subsidiaries Guaranty, unless and until such time as the respective Subsidiary is released from all of its obligations under its Global Subsidiaries Guaranty in accordance with the terms and provisions thereof.

Section 1.02 The definition of “Global Subsidiary Guaranty” appearing in Section 1 of the DIP Credit Agreement is hereby amended to read in its entirety as follows:

“Global Subsidiaries Guaranty” shall have the meaning provided in Section 6.13(a) and shall include any counterpart thereof and any other substantially identical guaranty executed and delivered by any Domestic Subsidiary, Wholly-Owned Mexican Subsidiary, Brazilian Subsidiary and Dutch Subsidiary of the U.S. Borrower pursuant to Sections 9.12 or 9.13.

Section 1.03 Section 1 of the DIP Credit Agreement is hereby further amended by adding the following terms in proper alphabetic order:

“Wholly-Owned Mexican Subsidiary” shall mean each Wholly-Owned Subsidiary of Holdings incorporated or organized in Mexico.

Section 1.04 Section 6.26(b) of the DIP Credit Agreement is hereby amended by inserting the phrase “Wholly-Owned” following the word “other” in the first line thereof.

Section 1.05 Section 10.04(c) of the DIP Credit Agreement is hereby amended by inserting the phrase “other Investments, in each case as” following the word “and” in the first line thereof.

Section 1.06 Section 10.05(i) of the DIP Credit Agreement is hereby amended by deleting the phrases “Part A or B”, “Part A of” and “Part C of” appearing therein.

Section 1.07 Section 10.14 of the DIP Credit Agreement is hereby amended to read in its entirety as follows:

“10.14. Maximum Capital Expenditures. The U.S. Borrower will not, nor will it permit any of its Subsidiaries to, incur or make any Capital Expenditures for the three month period ending on the last day of September 2009, the six month period ending on the last day of December 2009, the nine month period ending on the last day of March 2010 or the twelve month period ending on the last day of June 2010, respectively, set forth below in excess of the maximum amount set forth below opposite such period:

PERIOD	CAPITAL EXPENDITURES
Three month period ending September 30, 2009	U.S.$	30,000,000
Six month period ending December 31, 2009	U.S.$	52,500,000
Nine month period ending March 30, 2010	U.S.$	77,500,000
Twelve month period ending June 30, 2010		As agreed to by the Administrative Agent with the approval of the Required Lenders
			”

Section 1.08 Section 10.16 of the Credit Agreement is hereby amended to read in its entirety as follows:

“10.16. Minimum EBITDA. The U.S. Borrower will not permit Consolidated EBITDA for the three month period ending on the last day of September 2009, the six month period ending on the last day of December 2009, the nine month period ending on the last day of March 2010, or the twelve month period ending on the last day of June 2010, respectively, to be less than the minimum amount set forth below opposite such period:

PERIOD	MINIMUM CONSOLIDATED EBITDA
Three month period ending September 30, 2009	U.S.$	32,500,000
Six month period ending December 31, 2009	U.S.$	72,500,000
Nine month period ending March 30, 2010	U.S.$	100,000,000
Twelve month period ending June 30, 2010	U.S.$	127,500,000
			”

Section 1.09 Section 11(i) of the DIP Credit Agreement is hereby amended by deleting the phrase “any Credit Party or any of their respective Immaterial Subsidiaries” therein, and replacing it with the phrase “any Credit Party or any of their respective Subsidiaries (other than an Immaterial Subsidiary)”.

Section 1.10 Section 11(s) of the DIP Credit Agreement is hereby amended to read in its entirety as follows:

“With respect to any proceeding before a court, tribunal, or Governmental Authority or agency in any jurisdiction seeking to (i) amend in a manner adverse to the DIP Lenders, vacate, reverse, nullify, or otherwise challenge any provision of the Interim Order, the Initial Order, or any Other CCAA Order (whether in whole or in part), or any of the transactions required to effectuate the DIP Facility (or any document related to such transactions), (ii) amend in a manner adverse to the DIP Lenders, release, subordinate, nullify, or otherwise challenge any material lien, charge or similar security securing the DIP Facility, (iii) prohibit the Administrative Agent, the Prepetition Administrative Agent, the Lenders, or the Prepetition Lenders from acting in accordance with this Agreement or the Interim Order or the Initial Order, (iv) apply or require the Administrative Agent or Prepetition Administrative Agent to apply the proceeds of any material collateral securing the Obligations or the Prepetition Obligations except in the manner and in the order set forth in this Agreement and the Interim Order or the Initial Order, (v) foreclose or otherwise act against any material collateral securing the Obligations wherever located in the world or (vi) reduce the percentage ownership of any Credit Party or Material Subsidiary of Holdings in any entity, and in each case (A) the Debtors fail to promptly oppose the relief sought in such proceeding or (B) such court, tribunal, or Governmental Authority or agency enters or issues an order, opinion, decision, decree or takes any similar act which has the effect of granting such relief;”

Section 1.11 Part B, first table, second to last row, of Schedule 8.18 is amended by deleting the amount “$180,345,141” in the ‘Balance Outstanding’ column, and replacing it with the amount “$148,840,000”.

Section 1.12 Section 5 of Schedule 9.21 to the DIP Credit Agreement is hereby amended to read in its entirety as follows:

5. Brazil Pledge Agreements and Brazilian Security Agreements – Sections 6.14(c) and 6.15(c):

(1) Execution and delivery of the Brazilian Pledge Agreements and the Brazilian Security Agreements.	(1) No later than September 4, 2009

(2) Translation and evidence of filing and registration of the Brazilian Pledge Agreements and the Brazilian Security Agreements.	(2) No later than September 21, 2009

(3) Execution of Brazilian mortgages.	(3) No later than September 30, 2009

(4) Registration of Brazilian mortgages.	(4) No later than October 31, 2009

Section 1.13 Section 8 of Schedule 9.21 is amended by deleting the phrase “10 days” therein, and replacing it with the phrase “20 days”.

Section 1.14 Part A, item #3 of Schedule 10.04(c) is amended by deleting the percentage “65%”, and replacing it with the percentage “47.5%”.

ARTICLE 2

Miscellaneous

Section 2.01. Conditions to Effectiveness. This First Amendment shall become effective on the date (the “First Amendment Effective Date”) on which the Administrative Agent shall have received this First Amendment, executed and delivered by a duly authorized officer of each of Holdings, each Borrower and the Required Lenders.

Section 2.02. Continuing Effect; No Other Waivers or Amendments. This First Amendment shall not constitute an amendment or waiver of or consent to any provision of the DIP Credit Agreement and the other Credit Documents except as expressly stated herein and shall not be construed as an amendment, waiver or consent to any action on the part of Holdings, any Borrower or any other Subsidiary of Holdings that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly waived hereby, the provisions of the DIP Credit Agreement and the other Credit Documents are and shall remain in full force and effect in accordance with their terms.

Section 2.03. Counterparts. This First Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

Section 2.04. Payment of Fees and Expenses. The Borrowers agree to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent.

Section 2.05. References to the Credit Agreement. From and after the First Amendment Effective Date, all references in the DIP Credit Agreement and each of the other Credit Documents to the DIP Credit Agreement shall be deemed to be references to the DIP Credit Agreement as modified hereby.

Section 2.06. GOVERNING LAW. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT ANY CHOICE OF LAW PRINCIPAL THAT WOULD REQUIRE THE APPLICATION OF A LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK).

* * *

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

COOPER-STANDARD HOLDINGS, INC.

By:
Name:
Title:

COOPER-STANDARD AUTOMOTIVE INC.

By:
Name:
Title:

COOPER-STANDARD AUTOMOTIVE CANADA LIMITED

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and as a Lender

By:
Name:
Title:

By:
Name:
Title: